SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2012
ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Section 5 — Corporate Governance and Management
Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 1, 2012, the Compensation Committee approved bonus compensation, and equity awards for certain executive officers under the Amended 2003 Share Incentive Plan, as amended (the “Plan”), with a grant date of February 8, 2012 (being the day on which our close period ends following the release of our earnings). The Compensation Committee based its decisions on a review of personal performance and the performance of the Company in the past year.
     The Compensation Committee approved the following compensation with respect to the Company’s current Named Executive Officers:

				Value of 2012	Value of 2012
				Performance	Restricted
				Share Grant	Share Unit
	2011			under the	Award under
	Bonus	2012 Salary(1)		Plan(3)	the Plan(4)
Christopher O’Kane	$0	$842,480	(2)	$1,750,000	$600,000
Richard Houghton	$0	$592,329	(2)	$525,000	$180,000
Julian Cusack	$0	$592,329	(2)	$525,000	$180,000
Brian Boornazian	$0	$560,000		$1,050,000	$360,000
James Few	$0	$560,000		$1,050,000	$360,000

(1) Effective April 1, 2012.

(2) The 2012 salary for each of Messrs. O’Kane, Houghton and Cusack will be paid in British Pounds. To provide comparability, we have converted such amounts to U.S. dollars using the conversion rate of $1.5506 to £1 (which is the January 2012 monthly average conversion rate).

(3) The number of performance shares to be granted will be determined by dividing the aggregate dollar value in such column by the average of the high and low of the Company’s share price on February 8, 2012, which is the grant date and the date on which our close period ends. To achieve the value stated above of these performance shares, this assumes that the Company will achieve the relevant Diluted Book Value Per Share (“BVPS”) growth test for 100% vesting for each of the three-year period. The value of such performance shares to the recipient will vary upwards or downwards depending on the actual BVPS growth performance in each year.

(4) The number of restricted share units to be granted will be determined by dividing the aggregate dollar value in such column by the Company’s closing share price on February 8, 2012, which is the grant date and the date on which our close period ends.
     2012 Performance Shares. The performance shares will be subject to a three-year vesting period with a separate annual BVPS growth test for each year. One-third of the grant will be eligible for vesting each year based on a formula, and will only be issuable at the end of the three-year period. If the BVPS growth achieved in 2012 is less than 5%, then the portion of the performance shares subject to the vesting conditions in such year will be forfeited (i.e. 33.33% of the initial grant). If the BVPS growth achieved in 2012 is between 5% and 10%, then the percentage of the performance shares eligible for vesting will be between 10% and 100% on a straight-line basis. If the BVPS growth achieved in 2012 is between 10% and 20%, then the percentage of the performance shares eligible for vesting will be between 100% and 200% on a straight-line basis. The Compensation Committee will determine the vesting conditions for the 2013 and 2014 portions of the grant in such years taking into consideration the market conditions and the Company’s business plans at the commencement of the years concerned. Notwithstanding the vesting criteria for each

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given year, if in any given year, the shares eligible for vesting are greater than 100% for the portion of such year’s grant and the average BVPS growth over such year and the preceding year is less than the average of the minimum vesting thresholds for such year and the preceding year (or in the case of the 2012 portion of the grant, less than 5% of BVPS growth), then only 100% (and no more) of the shares that are eligible for vesting in such year shall vest. Notwithstanding the foregoing, if in the judgment of the Compensation Committee, the main reason for the BVPS growth metric in the earlier year falling below the minimum threshold (or below 5% in the case of 2011 BVPS growth) is the impact of rising interest rates and bond yields, then the Compensation Committee may, in its discretion, disapply this limitation on 100% vesting.
     The summary above of the material terms of the 2012 performance shares is qualified by the actual terms of the 2012 Performance Share Award Agreement, which is expected to be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending March 31, 2012.
     2012 Restricted Share Units. The restricted share units will be subject to a three-year vesting period based on continued service, with one-third of the grant vesting on each of the first, second and third anniversaries of the date of grant. Restricted share units shall be paid in the Company’s shares upon vesting, with one share paid for each restricted share unit.
     The summary above of the material terms of the 2012 restricted share units is qualified by the actual terms of the 2012 Restricted Share Unit Award Agreement, which is expected to be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the period ending March 31, 2012.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED
(Registrant)

Dated: February 7, 2012	By:	/s/ Christopher O’Kane
Name: Christopher O’Kane
Title: Chief Executive Officer

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